Exhibit 24.2

POWER OF ATTORNEY

The undersigned directors of Mattress Holding Corp. hereby constitute and appoint Gary T. Fazio and James R. Black and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to the registration statement of Mattress Holding Corp. (Registration No. 333-117971) (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

/s/ Gilbert W. Harrison
Gilbert W. Harrison	Director	August 18, 2005

/s/ T. Scott King
T. Scott King	Director	, 2005